SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549



                              FORM 8-K/A

                            Amendment No. 1

                            Current Report


                  Pursuant to Section 13 or 15(d) of
                  The Securities Exchange Act of 1934




Date of Report (date of earliest event reported): February 22, 1996
                                                  _________________


                          II-VI INCORPORATED
                          __________________
          (Exact name of registrant as specified in its charter)




       Pennsylvania               0-16195          25-1214948
       ____________               _______          __________
(State or other jurisdiction    (Commission       (IRS Employer
    of incorporation)	        File Number)   Identification Number)




375 Saxonburg Boulevard, Saxonburg, Pennsylvania         16056
________________________________________________         _____
   (Address of principal executive offices)           (ZIP Code)



Registrant's telephone number, including area code:  412-352-4455
                                                     ____________
Item 2.  Acquisition or Disposition of Assets
          ____________________________________

       On February 22, 1996, Lightning Optical Corporation, a Florida corporation located in Tarpon Springs, Florida ("Lightning Optical"), merged with and into II-VI Lightning Optical
Incorporated ("II-VI Lightning"), a newly-formed wholly-owned Pennsylvania subsidiary of the Registrant, II-VI Incorporated. As a result of the merger, II-VI Lightning acquired substantially all of the assets and assumed certain liabilities of Lightning Optical. The aggregate purchase price paid to the shareholders of Lightning Optical (the "Sellers") consisted of $2.5 million in cash and 186,183 shares of the Common Stock, no par value, of the Registrant. A portion of the cash portion of the purchase price will be held in escrow for potential post-closing adjustments. The purchase price was determined by negotiation. The Registrant paid the cash portion of the purchase price from cash on hand.

       The Registrant has agreed to file a registration statement with respect to a market offering of the shares of Common Stock issued in the transaction.

       The assets of Lightning Optical acquired by II-VI Lightning in the merger include inventory, accounts receivable, machinery and equipment, real estate and intangibles. These assets were used by Lightning Optical in the design and manufacture of optics and materials for visible and near infrared applications. These products are used in industrial, medical and scientific solid-state lasers and electro-optic equipment. The registrant intends to use the acquired assets in a similar fashion. Annual sales of Lightning Optical are in the $6.0 million range.

       See the Registrant's Press Release dated February 23, 1996, for further information regarding this transaction.


Item 7.   Financial Statements, Pro Forma Financial Information
          _____________________________________________________
          and Exhibits
          ____________

      (a)   Financial statements of business acquired.

            The following financial statements of Lightning
            Optical Corporation are hereby filed as part of this Form 8-K/A:

                   Independent Auditors' Report
                   Balance Sheet
                   Statement of Earnings
                   Statement of Shareholders' Equity
                   Statement of Cash Flows
                   Notes to Financial Statements

                   Unaudited Balance Sheet
                   Unaudited Statement of Earnings
                   Unaudited Statement of Shareholders' Equity
                   Unaudited Statement of Cash Flows
                   Notes to Unaudited Financial Statements

      (b)   Pro forma financial information.

                  The following financial statements of the Registrant are hereby filed as part of this Form 8-K/A:

                  Pro Forma Condensed Consolidated Statements of Operations -- Twelve Months Ended
                  June 30, 1995, and Nine Months Ended
                  March 31, 1996

                  Notes to Pro Forma Condensed Consolidated
                  Statements of Operations

                  Note: Pro forma balance sheet information at March 31, 1996, is not included in this Form 8-K/A as the assets and liabilities acquired from the Seller are reflected on the Registrant's historical balance sheet at March 31, 1996 included in the Registrant's Quarterly Report on Form 10-Q previously filed with the Securities and Exchange Commission on May 7, 1996.



                    Independent Auditors' Report



To the Board of Directors and
Sole Shareholder of II-VI Lightning Optical Incorporated
Tarpon Springs, Florida

     We have audited the accompanying balance sheet of Lightning Optical Corporation as of June 30, 1995, and the related statements of earnings, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lightning Optical Corporation as of June 30, 1995, and results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Alpern, Rosenthal & Company
Pittsburgh, Pennsylvania
March 29, 1996


Lightning Optical Corporation
Balance Sheet
($000)

                                                     June 30, 1995
                                                     _____________
Current assets
  Cash and equivalents                                   $    75
  Accounts receivable
    - less allowance for doubtful accounts of $4             778
  Inventories                                                227
  Deferred income taxes                                       45
  Prepaid and other current assets                            27
                                                          ______
    Total Current Assets                                   1,152

 Property, Plant and Equipment, net                        1,465
 Other Assets                                                 18
                                                          ______
                                                         $ 2,635
                                                          ======
Current Liabilities
  Notes payable                                          $   450
  Accounts payable                                            70
  Accrued salaries, wages and bonuses                        369
  Accrued profit sharing contribution                        148
  Other current liabilities                                   51
  Current portion of long-term debt                           85
                                                          ______
    Total Current Liabilities                              1,173
Long Term Debt--less current portion                         246
Deferred Income Taxes                                         41
Commitments & Contingencies                                    -
Shareholder's Equity
Common stock, $0.01 par value; authorized -
     1,000,000 shares; issued - 978,500 shares                10
Additional paid in capital                                    69
Retained Earnings                                          1,128
                                                         _______
                                                           1,207
Less treasury stock at cost, 50,625 shares                    32
                                                         _______
Total Shareholders' Equity                                 1,175
                                                         _______
                                                         $ 2,635
                                                         =======

The accompanying notes are an integral part of the financial statements.

Lightning Optical Corporation
Statement of Earnings
($000)

                                                   Year Ended
                                                  June 30, 1995
                                                _________________
Revenues
Net Sales                                            $ 4,953
                                                      ______

Costs, Expenses and Other Income
Cost of goods sold                                     3,041
Internal research and development                        156
Selling, general and administrative expenses           1,427
Interest expense                                         135
Other expense (income) - net                              21
                                                      ______
                                                     $ 4,780
                                                      ______


Earnings Before Income Taxes                             173
Income Taxes                                             160
                                                      ______
Net Earnings                                         $    13
                                                      ======


The accompanying notes are an integral part of the financial statements.


Lightning Optical Corporation
Statement of Shareholders' Equity
($000)

                                Common      Retained      Additional       Treasury
                                Stock       Earnings    Paid in Capital     Stock       Total
                               _________________________________________________________________
Balance - July 1, 1994          $   10      $  1,115       $    69         $  (32)     $ 1,162

Net earnings for the year            -            13             -              -           13
                                ______      ________       _______         _______     _______

Balance - June 30, 1995         $   10      $  1,128       $    69         $  (32)     $ 1,175
                                ======      ========       =======         =======     =======

The accompanying notes are an integral part of the financial statements.


Lightning Optical Corporation
Statement of Cash Flows
($000)

                                                     Year Ended
                                                      June 30,
                                                    ____________
                                                       1995
                                                      _______
Cash Flows from Operating Activities
  Net Earnings                                        $    13
  Adjustments to reconcile net earnings to net cash
  provided by operating activities:
    Depreciation                                          179
    Net loss on disposal of property and equipment         28
    Deferred income taxes                                 (22)
    Increase (decrease) in cash from changes in:
      Accounts receivable                                 (88)
      Inventories                                          21
      Accounts payable                                     13
      Other operating net assets                           12
                                                      _______
Net cash provided by operating activities                 156
                                                      _______

Cash Flows from Investing Activities
  Additions to property and equipment                    (253)
  Additions to other assets                                (1)
                                                      _______
  Net cash used in investing activities                  (254)
                                                      _______

Cash Flows from Financing Activities
  Proceeds from long-term borrowings                      280
  Payments on long-term borrowings                       (350)
                                                      _______
  Net cash used in financing activities                   (70)
                                                      _______
Net (decrease) in cash and equivalents                   (168)

Cash and Equivalents at Beginning of year                 243
                                                      _______
Cash and Equivalents at End of year                   $    75
                                                      =======

The accompanying notes are an integral part of the financial statements.




             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note A - Basis of Presentation
         _____________________

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business
__________________

    The Company designs, manufactures and markets optics and materials for visible and near infrared applications. These products are used in industrial, medical and scientific solid-state lasers and electro-optic equipment.

Inventories
___________

    Inventories are valued at the lower of cost or market, with cost determined on the first-in, first-out basis.
Inventory costs include material, labor and manufacturing overhead.

Depreciation
____________

    Depreciation for financial reporting purposes is computed primarily by the straight-line method over the estimated useful lives of the assets.

Income Taxes
____________

    The Company has adopted Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). Under SFAS 109, deferred taxes are determined based on the differences between financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the assets or liabilities are expected to be settled. A valuation allowance is established for any deferred tax asset for which realization is not considered likely.

Revenue Recognition
___________________

    Revenue, other than on long-term U.S. Government sales contracts and subcontracts, is recognized from sales when a product is shipped. Revenue on long-term U.S. Government sales contracts and subcontracts is accounted for using the percentage-of-completion method, whereby revenue and profits are recognized throughout the performance period of the contract. Losses on contracts are recorded in full when identified.

Cash
____

    For the purpose of the statement of cash flows, the Company considers highly liquid debt instruments with an original maturity of three months or less to be cash equivalents.

Estimates
_________

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments
___________________________________

    Financial instruments consist primarily of cash, accounts receivable and debt, all of which are stated at amounts which approximate fair value.


NOTE B

INVENTORIES
___________

The components of inventories are as follows:

                                                   June 30,
                                                     1995
       ($000's)                                   __________

       Raw Materials                              $     52
       Work in Progress                                 55
       Finished Goods                                  120
                                                  __________
                                                  $    227
                                                  ==========



NOTE C

PROPERTY, PLANT AND EQUIPMENT
_____________________________

Property, plant and equipment (at cost) consist of the following:

                                                    June 30,
                                                      1995
     ($000's)                                       ________

     Land and land improvements                     $    135
     Buildings and improvements                          962
     Machinery and equipment                           1,066
                                                    ________
                                                    $  2,163
     Less accumulated depreciation                       698
                                                    ________
                                                    $  1,465
                                                    ========


NOTE D

NOTES PAYABLE
_____________

    Notes payable at June 30, 1995 consist of $450,000 of demand notes to three of the principal shareholders of the Company. These notes are callable upon demand and require monthly payments of interest at an annual rate of 18%.

    Subsequent to year end, the Company borrowed $500,000 against an existing revolving line of credit with Barnett Bank.
The loan is unsecured and guaranteed by the principal shareholders. Interest is payable on the outstanding balance at prime +0.5% and the loan is subject to annual renewal.


NOTE E

LONG-TERM DEBT
______________

Long-term debt at June 30, 1995 consists of the following:

                                                        June 30,
                                                          1995
($000)                                                  ________

Installment note with interest at prime +0.5%,          $    271
  due April 2000
Other notes with interest ranging from 6% to 7.75%,
  due at various dates ranging from May 1996 to
  December 1997                                               60
                                                        ________
                                                             331
Less current portion                                          85
                                                        ________
                                                        $    246
                                                        ========

The installment note is unsecured and guaranteed by the principal shareholders.

The various other notes are collateralized by transportation equipment obtained under the loans, with a net book value of $72,000. Subsequent to June 30, 1995 the notes were paid in full.

The prime rate at June 30, 1995 was 9.0%.

The following is a schedule by years of approximate future principal payments of debt as of June 30, 1995.

Year Ended
 June 30,
_____________________
  1996      $  85,000
  1997         80,000
  1998         63,000
  1999         56,000
  2000         47,000
_____________________
            $ 331,000
=====================

Subsequent to year end the Company obtained a $175,000 unsecured term loan with interest payable at prime, guaranteed by the principal shareholders.

Total interest payments made during the year ended June 30, 1995 for both notes payable and long-term debt was approximately $135,000.


NOTE F

INCOME TAXES
____________

The components of income tax expense are as follows:

                      Year Ended June 30,
($000's)                     1995
                      ___________________
Current:
  Federal                  $  167
  State                        15
Deferred                      (22)
                           ______
                           $  160
                           ======

Deferred income taxes reflect the net effect of temporary differences between the amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Principal items comprising net deferred income tax liabilities are as follows:

                                            June 30,
($000's)                                      1995
                                            ________
Deferred tax liabilities
Tax over book accumulated depreciation      $    41
                                           ________
Deferred tax assets
Inventory capitalization                          4
Non-deductible accruals                          36
Contribution carryforward                         5
                                           ________
Deferred tax asset                          $    45
                                           ========


The reconciliation of income tax expense at the statutory federal rate to the reported income tax expense is as follows:

	                                   Year Ended June 30,
($000's)                                   1995         %
                                         ___________________

Taxes at statutory rate                   $   59       34
Increase (decrease) in taxes
  resulting from :
     State income taxes - net of
     federal benefit                          10        6
     Additional tax from IRS examination      78       45
     Non-deductible expenses                  13        7
                                         ___________________
                                          $  160       92
                                         ===================

The source of differences resulting in the deferred income tax credit and the related tax effect of each were as follows:

                                          Year Ended June 30,
($000's)                                         1995
                                          ___________________
Depreciation                                   $     (9)
Inventory capitalization                             (2)
Other - Primarily non-deductible accruals           (11)
                                          ___________________
                                                $   (22)
                                          ===================

During the year ended June 30, 1995, cash paid by the Company for income taxes was approximately $166,000.


NOTE G

OPERATING LEASES
________________

    The Company leases certain property under operating leases. Rent expense was approximately $12,000 for the year ended
June 30, 1995. Future annual rental commitments applicable to the operating lease at June 30, 1995 are approximately $16,000, $17,000 and $17,000 for 1996, 1997 and 1998 respectively.


NOTE H

PROFIT-SHARING AND TRUST
________________________

    The Company maintains a profit-sharing plan covering all eligible employees. Contributions to the plan are determined annually by the Officers. The Company's contribution for the year ended June 30, 1995 was $148,000.


NOTE I

STOCK OPTION PLAN
_________________

    The Company has an incentive stock option plan covering executives and key employees. At June 30, 1995 there were no options granted or outstanding. Subsequent to year end, there was one option granted and exercised for 10,000 shares at an option price of $1.00 per share.


NOTE J

SUBSEQUENT EVENTS
_________________

    On September 11, 1995, the Company purchased 205,000 shares of treasury stock for $675,000 from a major shareholder.

    In February 1996, the Company agreed to sell approximately two acres of land to the City of Tarpon Springs. The Company recorded a gain on this transaction of $39,375 .

    On February 22, 1996, II-VI Lightning Optical Incorporated, a wholly owned subsidiary of II-VI Incorporated, purchased 100% of the outstanding capital stock of Lightning Optical Corporation. Immediately following the acquisition, Lightning Optical Corporation merged with and into II-VI Lightning Optical Incorporated.


                LIGHTNING OPTICAL CORPORATION


    The accompanying condensed financial statements for the six month period ended December 31, 1995 are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for the periods presented have been included. The results of operations for the six month period ended December 31, 1995 are not necessarily indicative of the results to be expected for the full year.



Lightning Optical Corporation
Unaudited Balance Sheet
($000)

                                                   December 31, 1995
                                                   _________________
Current assets
  Cash and equivalents                                   $   330
  Accounts receivable                                        973
  Inventories                                                227
  Deferred income taxes                                       45
  Prepaid and other current assets                            66
                                                          ______
    Total Current Assets                                   1,641
 Property, Plant and Equipment, net                        1,402
 Other Assets                                                  3
                                                          ______
                                                         $ 3,046
                                                          ======
Current Liabilities
  Notes payable                                          $   950
  Accounts payable                                            93
  Accrued salaries, wages and bonuses                        341
  Income taxes payable                                       105
  Accrued profit sharing contribution                        173
  Other current liabilities                                   40
  Current portion of long-term debt                           91
                                                          ______
    Total Current Liabilities                              1,793
Long Term Debt--less current portion                         318
Deferred Income Taxes                                         41
Commitments and Contingencies                                  -
Shareholder's Equity
Common stock, $0.01 par value; authorized -
   1,000,000 shares; issued - 978,500 shares                  10
Additional paid in capital                                    69
Retained Earnings                                          1,522
                                                         _______
                                                           1,601
Less treasury stock, at cost 255,625 shares                  707
                                                         _______
Total Shareholders' Equity                                   894
                                                         _______
                                                         $ 3,046
                                                         =======

The accompanying notes are an integral part of the financial statements.

Lightning Optical Corporation
Unaudited Statement of Earnings
($000)


                                                 6 Months Ended
                                                December 31, 1995
                                                _________________

Revenues
Net Sales                                            $ 3,026
                                                      ______

Costs, Expenses and Other Income
Cost of goods sold                                     1,621
Internal research and development                        128
Selling, general and administrative expenses             694
Interest expense                                          72
Other expense (income) - net                             (40)
                                                      ______
                                                     $ 2,475
                                                      ______


Earnings Before Income Taxes                             551
Income Taxes                                             157
                                                      ______
Net Earnings                                         $   394
                                                      ======


The accompanying notes are an integral part of the financial statements.


Lightning Optical Corporation
Unaudited Statement of Shareholders' Equity
($000)

                                Common      Retained      Additional       Treasury
                                Stock       Earnings    Paid in Capital     Stock       Total
                               _________________________________________________________________
Balance - July 1, 1995          $   10      $  1,128       $    69         $  (32)     $ 1,175

Net earnings for the period          -           394             -              -          394
Purchase of treasury stock           -             -             -           (675)        (675)
                                ______      ________       _______         ______      _______
Balance - December 31, 1995     $   10      $  1,522       $    69         $ (707)     $   894
                                ======      ========       =======         ======      =======

The accompanying notes are an integral part of the financial statements.


Lightning Optical Corporation
Unaudited Statement of Cash Flows
($000)


                                                    6 Months Ended
                                                   December 31, 1995
                                                   _________________
Cash Flows from Operating Activities
  Net Earnings                                         $   394
  Adjustments to reconcile net earnings to net cash
  provided by operating activities:
    Depreciation                                            86
    Net loss (gain) on disposal of property
    and equipment                                          (39)
    Increase (decrease) in cash from changes in:
      Accounts receivable                                 (195)
      Accounts payable                                      23
      Other operating net assets                            53
                                                       _______
Net cash provided by operating activities                  322
                                                       _______

Cash Flows from Investing Activities
  Additions to property and equipment                      (95)
  Proceeds from sale of property, plant and equipment      111
  Additions to other assets                                 14
                                                       _______
  Net cash provided by investing activities                 30
                                                       _______
Cash Flows from Financing Activities
  Proceeds from long-term borrowings                       175
  Proceeds from short-term borrowings                      500
  Payments on long-term borrowings                         (97)
  Purchase of treasury stock                              (675)
                                                       _______
  Net cash used in financing activities                    (97)
                                                       _______
Net increase in cash and equivalents                       255
Cash and Equivalents at Beginning of year                   75
                                                       _______
Cash and Equivalents at End of year                    $   330
                                                       =======

The accompanying notes are an integral part of the financial statements.



          LIGHTNING OPTICAL CORPORATION
    NOTES TO THE UNAUDITED FINANCIAL STATEMENTS


NOTE A

BASIS OF PRESENTATION
_____________________

    The condensed financial statements for the six month period ended December 31, 1995 are unaudited. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation for the periods presented have been included. The results of operations for the six month period ended December 31, 1995 are not necessarily indicative of the results to be expected for the full year.


NOTE B

INVENTORIES
___________

    For interim purposes, management estimated the inventory value based on gross margins and product volume.


NOTE C

PROPERTY, PLANT AND EQUIPMENT
_____________________________

Property, plant and equipment (at cost) consist of the following:

                                December 31,
($000's)                            1995
                                ____________
Land and land improvements	      $      124
Buildings and improvements              962
Machinery and equipment               1,051
                                ____________
	           2,137
Less accumulated depreciation           735
                                ____________
                                 $    1,402
                                ____________




       II-VI INCORPORATED AND SUBSIDIARIES
    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
            STATEMENT OF OPERATIONS


    The following Unaudited Pro Forma Condensed Consolidated Statements of Operations are based on the historical financial statements of the Registrant and Lightning Optical Corporation ("LOC"), adjusted to give effect to the acquisition of 100% of the outstanding capital stock of LOC and the integration of the activities of the Registrant and LOC. These statements assume that such events occurred on the first day of the Registrant's 1995 fiscal year (July 1, 1994) and reflect the purchase accounting method for the acquisition.

    These statements do not purport to present what the Registrant's results of operations actually would have been had the acquisition occurred on July 1, 1994, or to project the results of operations for any future period.







II-VI Incorporated and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations (000's, Except Per Share Data)

                                                       Twelve Months Ended June 30, 1995

                                                                     Acquisition     II-VI & LOC
                                            Historical  Historical    Pro Forma       Pro Forma
                                              II-VI        LOC       Adjustments     Consolidated
                                            __________  __________   ___________     ____________
Revenues
Net Sales                                     $ 27,760     $ 4,953                     $ 32,713
                                                ______       _____                       ______
Costs, Expenses and Other Income
Cost of goods sold                              16,688       3,041      (581)<b>         19,148
Internal research and development                  447         156                          603
Selling, general and administrative expenses     7,381       1,562        15              8,958
Interest and other (income) expense - net         (143)         21       103 <d>            (19)
                                                ______       _____                       ______
                                                24,373       4,780                       28,690
                                                ______       _____                       ______
Earnings Before Income Taxes                     3,387         173                        4,023

Income Tax Expense                                 869         160 <a>   120 <e>          1,149
                                                ______       ______                      ______
Net Earnings                                  $  2,518     $    13                     $  2,874
                                                ======       ======                      ======
Earnings Per Share                            $   0.48                                 $   0.52

Weighted Average Shares Outstanding              5,289                   186 <f>          5,475

See accompanying Notes to Pro Forma Condensed Consolidated Statements of Operations

II-VI Incorporated and Subsidiaries
Unaudited Pro Forma Condensed Consolidated Statements of Operations (000's, Except Per Share Data)

                                                        Nine Months Ended March 31, 1996

                                             Historical  Historical   Acquisition     II-VI & LOC
                                               II-VI    LOC (through   Pro Forma       Pro Forma
                                                           2/22/96)   Adjustments     Consolidated
                                             __________  __________   ___________     ____________
                                              (Note 1)    (Note 2)      (Note 2)
Revenues
Net Sales                                     $ 26,114     $ 4,011                     $ 30,125
                                                ______       _____                       ______
Costs, Expenses and Other Income
Cost of goods sold                              15,060       2,154      (396)<g>         16,818
Internal research and development                  440         146                          586
Selling, general and administrative expenses     6,893       1,103       120 <h>          8,116
Interest and other (income) expense - net         (206)        (63)       77 <d>           (192)
                                                ______       _____                       ______
                                                22,187       3,340                       25,328
                                                ______       _____                       ______
Earnings Before Income Taxes                     3,927         671                        4,797
Income Tax Expense                               1,078         211        54 <e>          1,343
                                                ______       ______                      ______
Net Earnings                                  $  2,849     $   460                     $  3,454
                                                ======       ======                      ======
Earnings Per Share                            $   0.47                                 $   0.55
Weighted Average Shares Outstanding              6,095                   186 <f>          6,281

See accompanying Notes to Pro Forma Condensed Consolidated Statements of Operations


        II-VI INCORPORATED AND SUBSIDIARIES
      NOTES TO PRO FORMA CONDENSED CONSOLIDATED
             STATEMENTS OF OPERATIONS


1.   II-VI Incorporated and Subsidiaries Historical:

         The historical amounts represent II-VI Incorporated's results of operations for the nine month period ended
     March 31, 1996, as reported in the historical consolidated financial statements of II-VI Incorporated.

2.   Lightning Optical Acquisition:

         On February 22, 1996, the Company acquired 100% of the outstanding capital stock of Lightning Optical Corporation for $4.325 million. The acquisition was accounted for as a purchase.

         Following are notes regarding the LOC historical information and pro forma adjustments for the acquisition:


Notes to LOC Historical Statements:

<a>  This amount includes an $85,000 expense adjustment relating to the IRS examination at a prior period.


Pro Forma Adjustments:

<b>  This pro forma adjustment reflects $581,000 in reduced
     compensation costs as negotiated during the acquisition.

[C] This pro forma adjustment reflects $274,000 in reduced compensation costs as negotiated during the acquisition and an adjustment of ($289,000) reflecting amortization on various intangibles and goodwill acquired.

<d>  This pro forma adjustment reflects the estimated decrease in interest income as a result of acquiring the stock of LOC through the use of cash.

<e>  This pro forma adjustment reflects the net impact on income tax expense as a result of the pro forma adjustments.

<f>  This adjustment reflects the 186,183 shares of II-VI
     Incorporated common stock issued in conjunction with the purchase of LOC.

<g>  This pro forma adjustment reflects $396,000 in reduced
     compensation costs as negotiated during the acquisition.


<h>  This pro forma adjustment reflects $86,000 in reduced
     compensation costs as negotiated during the acquisition and an adjustment of ($206,000) reflecting amortization on various intangibles and goodwill acquired.




     (c)   Exhibits.
            Exhibit No.                                     Reference
            ___________                                     _________

                2.01    Merger Agreement and Plan of        Previously filed
                        Reorganization by and among
                        II-VI Incorporated, II-VI
                        Lightning Optical Incorporated
                        and Lightning Optical Corporation,
                        dated as of February 22, 1996


                2.02    Registration Rights Agreement       Previously filed
                        dated February 22, 1996 by and
                        among certain former
                        shareholders of Lightning Optical
                        Corporation and II-VI Incorporated


                2.03    Escrow Agreement dated              Previously filed
                        February 22, 1996 by and among
                        certain former shareholders of
                        Lightning Optical Corporation
                        and II-VI Incorporated


               99.01    Press Release dated                 Previously filed
                        February 23, 1996


SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       II-VI INCORPORATED
                                       (Registrant)



Date:  May 7, 1996                By:       /s/ James Martinelli
                                       _________________________
                                  Name:    James Martinelli
                                  Title:   Treasurer & Chief
                                           Financial Officer

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